Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sungame Corp. (the “Company”) on Form 10-Q for the quarter ending September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Chandran, President of the Company, respectfully certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2004, that:

That as Chief Executive Officer and Chief Financial Officer, I conducted an evaluation of the effectiveness of our internal control over financial reporting as of September 30, 2014. In making this evaluation, I used the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our evaluation under the framework in Internal Control – Integrated Framework, I concluded that our internal control over financial reporting was not effective as of September 30, 2014.

The Report fully complies with the requirements of the section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:     November 22, 2014
Las Vegas, Nevada

/s/   Neil Chandran                                                                                         ___
        Neil Chandran, Principal Executive Officer,
        Principal Accounting Officer, Chief Financial Officer, Director

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.  A signed original of this written statement required by Section 906 has been provided to Sungame Corp. and will be retained by Sungame Corp. and furnished to the Securities and Exchange Commission or its staff upon request.